Exhibit 4(bl)

[(legend at the end of this
bond for restrictions on transferability
and change of form)]

FORM OF TEMPORARY REGISTERED BOND

FLORIDA POWER & LIGHT COMPANY
First Mortgage Bond,
_____ Series
due ___________

CUSIP No. __________
No. R-__	$__________

FLORIDA POWER & LIGHT COMPANY, a corporation of the State of Florida (hereinafter called the “Company”), for value received, hereby promises to pay to or registered assigns, on ______________, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon [semi-annually] [quarterly] on _____[, ______, _______] and __________ in each year (each an “Interest Payment Date”), at the rate of ____% per annum in like coin or currency at such office or agency, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of six per centum per annum. Interest on this bond shall accrue from and including ______________ to but excluding _______________ and, thereafter, from and including the last Interest Payment Date to which interest has been paid or duly provided for (and if no interest has been paid on this bond, from ______________) to, but excluding, the next succeeding Interest Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. The record date for payments of interest on any Interest Payment Date shall be the close of business on (1) the business day immediately preceding such Interest Payment Date so long as this bond is in book-entry only form, registered in the name of The Depository Trust Company or any other successor depositary or a nominee thereof or (2) the 15th calendar day immediately preceding each Interest Payment Date if this bond is not in book-entry only form, registered in the name of The Depository Trust Company or any other successor depositary or a nominee thereof.

This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, ____% Series due ___________, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the ____________________ Supplemental Indenture dated as of _______, ____, called the “Mortgage”), dated as of January 1, 1944, executed by the Company to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (hereinafter sometimes called the “Corporate Trustee”) and The Florida National Bank of Jacksonville (now resigned), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Corporate Trustee in respect thereof, the duties and immunities of the Corporate Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote or votes of the holders of bonds then outstanding as specified in the Mortgage.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered temporary or definitive bond of the same series and maturity for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Corporate Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Corporate Trustee shall be affected by any notice to the contrary.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for exchange, at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of bonds of the same series and maturity of other authorized denominations.

In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series and maturity of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.

[Redemption provisions, if any]

As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator, or any past, present or future subscriber to the capital stock, or any stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

ON OR BEFORE THE DATE HEREOF, THE FLORIDA AND GEORGIA EXCISE TAXES, IF ANY, ON DOCUMENTS HAVE BEEN PAID AND THE PROPER DOCUMENTARY STAMPS ARE AFFIXED TO ORIGINAL RECORDED SUPPLEMENTAL INDENTURES UNDER WHICH THIS BOND IS ISSUED.

IN WITNESS WHEREOF, FLORIDA POWER & LIGHT COMPANY has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, on

FLORIDA POWER & LIGHT COMPANY

By:  ________________________________

ATTEST:

By:  ________________________________

FORM OF CORPORATE TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Corporate Trustee

By:  ________________________________
                Authorized Signatory

[LEGEND

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) subject to the procedures of the Depositary, the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]